Exhibit 25.5

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK NATIONAL TRUST COMPANY

(Exact name of trustee as specified in its charter)

74-2440850
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

300 South Grand Avenue
Los Angeles, California	90071
(Address of principal	(Zip Code)
executive offices)

DUKE ENERGY INDIANA, INC.

(Exact name of obligor as specified in its charter)

Indiana	35-0594457
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

1000 East Main Street

Plainfield, Indiana 46168

(Address and Zip Code of principal executive offices)

First Mortgage Bonds

(Title of the Indenture securities)

Item   1. General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of the Comptroller of the Currency	1114 Avenue of the Americas
Suite 3900
New York, New York 10036

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item   2. Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.           Not Applicable

Item  16.                List of Exhibits.

Exhibit 1 -            Articles of Association as amended on April 15, 2002 — Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 2 -            Certificate of the Comptroller of the Currency dated February 6, 2007 - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 3 -            Certification of Fiduciary Powers dated February 6, 2007 - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 4 -            Existing By-Laws of Deutsche Bank National Trust Company, as amended, dated May 21, 2003 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 5 -            Not applicable.

Exhibit 6 -            Consent of Deutsche Bank National Trust Company required by Section 321(b) of the Act.

Exhibit 7 -            The latest report of condition of Deutsche Bank National Trust Company dated as of June 30, 2010. Copy attached.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank National Trust Company, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on this 29th day of September, 2010.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Victoria Y. Douyon
Victoria Y. Douyon, Vice President

EXHIBIT 6

September 29, 2010

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Duke Energy Indiana, Inc. First Mortgage Bonds, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

DEUTSCHE BANK NATIONAL TRUST COMPANY

/s/ Victoria Y. Douyon
Victoria Y. Douyon, Vice President

Exhibit 7

Schedule RC - Balance Sheet

Dollar amounts in thousands

1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin	RCON0081	0
b. Interest-bearing balances	RCON0071	26,891
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754	0
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	96,759
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	RCONB987	0
b. Securities purchased under agreements to resell	RCONB989	0
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCON5369	0
b. Loans and leases, net of unearned income	RCONB528	0
c. LESS: Allowance for loan and lease losses	RCON3123	0
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529	0
5. Trading assets (from Schedule RC-D)	RCON3545	0
6. Premises and fixed assets (including capitalized leases)	RCON2145	2,047
7. Other real estate owned (from Schedule RC-M)	RCON2150	0
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0
9. Direct and indirect investments in real estate ventures	RCON3656	0
10. Intangible assets:

Dollar amounts in thousands

a. Goodwill	RCON3163	0
b. Other intangible assets (from Schedule RC-M)	RCON0426	0
11. Other assets (from Schedule RC-F)	RCON2160	35,038
12. Total assets (sum of items 1 through 11)	RCON2170	160,735
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	0
1. Noninterest-bearing	RCON6631	0
2. Interest-bearing	RCON6636	0
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased	RCONB993	0
b. Securities sold under agreements to repurchase	RCONB995	0
15. Trading liabilities (from Schedule RC-D)	RCON3548	0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	0
17. Not applicable
18. Not applicable
19. Subordinated notes and debentures	RCON3200	0
20. Other liabilities (from Schedule RC-G)	RCON2930	24,608
21.Total liabilities (sum of items 13 through 20)	RCON2948	24,608
22. Not applicable
23. Perpetual preferred stock and related surplus	RCON3838	0
24. Common stock	RCON3230	50,000
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	49,869
26. Not available
a. Retained earnings	RCON3632	36,141
b. Accumulated other comprehensive income	RCONB530	117
c. Other equity capital components	RCONA130	0
27. Not available
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	136,127
b. Noncontrollng (minority) interests in consolidated subsidiaries	RCON3000	0
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	136,127
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	160,735

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009

	RCON6724	NR
2. Bank’s fiscal year-end date	RCON8678	NR